As filed with the Securities and Exchange Commission on March 25, 2011

Registration No. 333-166399

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	91-1689591
(State of Incorporation)	(I.R.S. Employer Identification No.)

19204 Northcreek Parkway, Suite 100

Bothell, WA 98011

(425) 373-0171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen J. Turner

President and Chief Executive Officer

SCOLR Pharma, Inc.

19204 Northcreek Parkway, Suite 100

Bothell, WA 98011

(425) 373-0171

Copies to:

Bruce A. Robertson

Peter B. Cancelmo

Garvey Schubert Barer

1191 Second Avenue

Seattle, Washington 98101

(206) 816-1332

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a Smaller Reporting Company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-3, No. 333-166399, filed by SCOLR Pharma, Inc. (the “Registrant”) on April 29, 2010 (the “Registration Statement”).

In accordance with the Registrant’s undertaking in Part II, Item 17(3) of the Registration Statement, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statements which remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on March 25, 2011.

SCOLR PHARMA, INC.

By:	/S/ RICHARD M. LEVY
Richard M. Levy, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard M. Levy as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and Registration Statements filed pursuant to Rule 462(b) of the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement filed on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN J. TURNER	President and Chief Executive Officer (Principal Executive Officer)	March 25, 2011
Stephen J. Turner
/S/ RICHARD M. LEVY	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2011
Richard M. Levy

/S/ MARYLOU W. ARNETT	Director	March 25, 2011
Marylou W. Arnett

/S/ CARL J. JOHNSON	Director	March 25, 2011
Carl J. Johnson

/S/ HERBERT L. LUCAS, JR.	Director	March 25, 2011
Herbert L. Lucas, Jr.

/S/ WAYNE L. PINES	Director	March 25, 2011
Wayne L. Pines

/S/ JEFFREY B. REICH	Director	March 25, 2011
Jeffrey B. Reich

/S/ MICHAEL N. TAGLICH	Director	March 25, 2011
Michael N. Taglich